BOND PURCHASE AGREEMENT


                              Dated: March 5, 1999


The Industrial Development Board of
         the City of Montgomery
Montgomery, Alabama

Alcool, Inc.
Montgomery, Alabama

         Re: $2,460,000 Variable/Fixed Rate Industrial Development Revenue Bonds (Alcool, Inc. Project), Series 1999 issued by The Industrial Development Board of the City of Montgomery

Gentlemen:

         The undersigned, Merchant Capital, L.L.C. (the "Underwriter"), hereby offers to enter into this Agreement for the purchase by the Underwriter and the sale by The Industrial Development Board of the City of Montgomery (the "Board") of $2,460,000 aggregate principal amount of Variable/Fixed Rate Industrial Development Revenue Bonds (Alcool, Inc. Project) Series 1999 (the "Bonds"). This offer is subject to the acceptance of this Agreement by the Financing Participants referred to below prior to 9:00 a.m., Montgomery, Alabama time, on the date hereof, and upon such acceptance this Agreement shall be in full force and effect in accordance with its terms and shall be binding upon each of the Financing Participants.

         The Bonds shall be described in and shall be issued and secured under and pursuant to a Trust Indenture dated as of February 1, 1999 (the "Indenture") between the Board and SouthTrust Bank, National Association, a national banking association (the "Trustee"). The Bonds are being issued to provide financing for Alcool, Inc., an Alabama corporation (the "Company"). Proceeds of the Bonds will be used to finance a portion of the costs of acquiring and installing certain manufacturing equipment (the "Project Equipment") located in the City of Montgomery, Alabama for the use of the Company.

         Pursuant to a Lease Agreement dated as of February 1, 1999 between the Board and the Company, the Board shall lease the Project Equipment to the Company (the "Lease Agreement"). The Company shall make lease payments at such times and in such amounts as shall be sufficient to pay the principal of and interest on the Bonds and to pay the purchase price of Bonds tendered for purchase pursuant to the optional or mandatory tender provisions of the Indenture.

         The Company will cause an irrevocable direct pay letter of credit (the "Letter of Credit") in favor of the Trustee providing for payment of debt service on the Bonds and payment of the purchase price of Bonds tendered for purchase pursuant to the optional or mandatory tender provisions of the Indenture to be issued by SouthTrust Bank, National Association (in the capacity of issuer of the Letter of Credit, the "Bank"). The initial Letter of Credit will be issued by the Bank pursuant to a Credit Agreement dated as of February 1, 1999 (the "Credit Agreement") among the Bank, Peregrine Industries, Inc., a Florida corporation, and the Company whereby the Company and Peregrine Industries, Inc. will agree, among other things, to reimburse the Bank for all amounts drawn pursuant to the initial Letter of Credit.

         Under a Remarketing Agreement dated as of February 1, 1999 (the "Remarketing Agreement") among the Company, the Board and the Underwriter, the Underwriter is appointed as the initial Remarketing Agent.

         The Bonds shall be limited obligations of the Board payable solely out of (a) payments by the Company pursuant to the Lease Agreement, and (b) money received from drawings on the Letter of Credit.

         The plan of financing in connection with the issuance of the Bonds and the terms of issuance shall be as described in the Official Statement dated March 5, 1999 (the "Official Statement"), which has been delivered to the Underwriter on this date.

         Capitalized terms not otherwise defined in this Agreement shall have the meaning assigned in the Official Statement or (if not defined in the Official Statement ) in the Indenture. The Board and the Company are herein collectively referred to as the "Financing Participants." For purposes of this Agreement, the term "Financing Documents" shall mean the Indenture, the Lease Agreement, the Credit Agreement, the Remarketing Agreement and this Bond Purchase Agreement.

         Section 1. Agreement to Purchase and Sell. Upon the terms and conditions and in reliance on the representations, warranties and covenants hereinafter set forth, the Underwriter hereby agrees to purchase from the Board and the Board hereby agrees to sell to the Underwriter all (but not less than all) of the Bonds at a purchase price of $2,435,000, which represents an underwriting discount of $25,000.

         The following actions shall take place not later than 11:00 a.m., Montgomery, Alabama time, on March 8, 1999, or at such other date or time as may be mutually agreed upon by the parties hereto:

         (a) The Bonds, duly executed and authenticated and dated the date of closing, shall be delivered to the Underwriter at the offices of Capell & Howard, P.C., Montgomery, Alabama, or at such other place as requested by the Underwriter, in definitive fully registered form (all of such Bonds to be printed or typed, bearing CUSIP numbers and to be of such authorized denominations and registered in such names as the Underwriter requests).

         (b) The Underwriter shall cause payment for the Bonds to be made in immediately available funds.


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


         (c) The other documents to be delivered pursuant to this Agreement shall be delivered at the offices of Capell & Howard, P.C., Montgomery, Alabama.

         Section 2.      Official Statement.

         (a) The Board and the Company consent to and ratify the use of the Official Statement by the Underwriter prior to the date hereof in connection with the offering of the Bonds.

         (b) The Board and the Company each acknowledge and represent that the Official Statement was deemed by it to be final except for the offering price(s), interest rate(s), selling compensation, aggregate principal amount, principal amount per maturity, delivery dates and other information relating to pricing of the Bonds.

         (c) Within three business days after the date of this Agreement, the Company shall deliver to the Underwriter up to 15 printed copies of the Official Statement. If necessary for the Underwriter to comply with Rule 15c2-12 of the Securities and Exchange Commission or Rule G-32 of the Municipal Securities Rulemaking Board, the Company shall, promptly upon request by the Underwriter, deliver to the Underwriter additional printed copies of the Official Statement as specified in such request.

         (d) The Board and the Company hereby authorize and approve the distribution of the Official Statement to prospective purchasers of the Bonds.

         (e) Each of the Financing Participants agrees to notify the Underwriter of any material adverse change in its respective business, properties or financial condition occurring not later than 90 days after the end of the placement period that would require a revision of the information in the Official Statement in order to make the representations and requirements set forth herein true and correct.

         (f) Each of the Financing Participants who is a party to this Agreement agrees to supplement the Official Statement if in the reasonable judgment of the Underwriter such supplementation is required in connection with the distribution of the Bonds by the Underwriter, provided that the request for such supplementation is received by such Financing Participant not later than 90 days after the end of the placement period.

         (g) For purposes of this Agreement the term "end of the placement period" means the later of (i) the Closing or (ii) the date that the Underwriter no longer retains an unsold balance of the Bonds for sale to the public.

         Section 3. Qualification Under Blue Sky Laws. The Board and the Company agree to take such action as the Underwriter may reasonably request to qualify the Bonds for offering and sale under the blue sky or other securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdiction for as long as may be necessary to complete the distribution of the Bonds; provided that neither the Board nor the Company shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

         Section 4. Representations of the Board. In order to induce the Underwriter to enter into this Agreement and in consideration of the execution and delivery of this Agreement, the Board hereby represents and warrants to and covenants with the Underwriter as follows:

         (a) It is a public corporation organized under the laws of the State of Alabama and is authorized pursuant to Article 4, Chapter 54, Title 11 of the Code of Alabama 1975 (the "Enabling Law"), to issue the Bonds and to consummate the transactions contemplated by the Indenture.

         (b) By proper action of its governing body, it has duly authorized the issuance and delivery of the Bonds, the execution of the Official Statement, the distribution and use of the Official Statement in connection with the offering and sale of the Bonds, the execution and delivery of the Financing Documents to which it is a party, and the consummation of the transactions contemplated therein.

         (c) The issuance of the Bonds and the execution and delivery by it of the Official Statement and the Financing Documents to which it is a party and the consummation by it of the transactions contemplated therein will not (i) conflict with, be in violation of, or constitute (upon notice or lapse of time or both) a default under its charter or bylaws, any indenture, mortgage, deed of trust or other contract, agreement or instrument to which it is a party or is subject, or any resolution, order, rule, regulation, writ, injunction, decree or judgment of any governmental authority or court having jurisdiction over it or
(ii) result in or require the creation or imposition of any lien of any nature upon or with respect to any of its properties now owned or hereafter acquired, except as contemplated by the Financing Documents.

         (d) The Bonds and the Financing Documents to which it is a party will, upon execution and delivery by the Board, constitute legal, valid and binding obligations of the Board enforceable against it in accordance with the terms of such instruments, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights and (ii) general principles of equity, including the exercise of judicial discretion in appropriate cases.

         (e) There is no action, suit, proceeding, inquiry or investigation pending before any court or governmental authority, or threatened against or affecting it or its properties, that involves the consummation of the transactions contemplated by, or the validity or enforceability of, the Financing Documents to which it is a party.

         (f) The proceeds from the sale of the Bonds will be used by the Board as provided in the Official Statement and the Financing Documents.

         (g) Neither the Securities and Exchange Commission nor any state securities commission has issued or, to the best of the Board's knowledge, threatened to issue, any order preventing or suspending the use of the Official Statement.

         (h) It has not within five years prior to the date hereof defaulted in the payment of principal or interest on any of its bonds, notes or other securities.

         (i) The section of the Official Statement entitled "THE ISSUER" is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 5. Representations of the Company. The Company represents and warrants as follows:

         (a) It is duly organized as a corporation under the laws of the State of Alabama and is not in default under any of the provisions contained in its charter or bylaws or in the laws of the State of Alabama.

         (b) It has the corporate power and authority to own its properties and assets and to carry on its business as now being conducted and is duly qualified to do business in every jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary.

         (c) It has the power to consummate the transactions contemplated by the Financing Documents to which it is a party.

         (d) By proper corporate action it has duly authorized the execution of the Official Statement, the distribution of the Official Statement by the Underwriter in connection with the offering and sale of the Bonds, the execution and delivery of the Financing Documents to which it is a party, and the consummation of the transactions contemplated therein.

         (e) It has obtained, or will have obtained or caused to be obtained on or prior to the Closing date, all consents, approvals, authorizations and orders of governmental authorities that are required to be obtained by it as a condition to the distribution and use of the Official Statement in connection with the offering and sale of the Bonds, the execution and delivery of the Financing Documents to which it is a party, and the consummation of the transactions contemplated therein.

         (f) The execution and delivery by it of the Financing Documents to which it is a party and the consummation by it of the transactions contemplated therein will not (i) conflict with, be in violation of, or constitute (upon notice or lapse of time or both) a default under its charter or bylaws, any indenture, mortgage, deed of trust or other contract, agreement or instrument to which it is a party or is subject, or any resolution, order, rule, regulation, writ, injunction, decree or judgment of any governmental authority or court having jurisdiction over it or (ii) result in or require the creation or imposition of any lien of any nature upon or with respect to any of its properties now owned or hereafter acquired, except as contemplated by the Financing Documents.

         (g) The Financing Documents to which it is a party will, upon execution and delivery by it, constitute legal, valid and binding obligations enforceable against it in accordance with the terms of such instruments, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights and (ii) general principles of equity, including the exercise of judicial discretion in appropriate cases.

         (h) There is no action, suit, proceeding, inquiry or investigation pending before any court or governmental authority, or, to the best of its knowledge, threatened against it or affecting it or its properties, that (i) involves the consummation of the transactions contemplated by, or the validity or enforceability of, the Bonds or any other Financing Documents to which it is a party or (ii) could have a material adverse effect upon its financial condition or operations.

         (i) It has obtained all necessary material licenses and permits to carry on its business and operate all its properties and facilities, including the Project Equipment.

         (j) The proceeds from the sale of the Bonds will be applied as provided in the Official Statement and the Financing Documents.

         (k) Neither the Securities and Exchange Commission nor any state securities commission has issued or, to the best of its knowledge, threatened to issue, any order preventing or suspending the use of the Official Statement or the offering or sale of the Bonds, it being understood that the Company has made no specific inquiry in this regard.

         (l) The sections of the Official Statement entitled "THE LESSEE," and "THE PROJECT EQUIPMENT" are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 6. Representations by the Underwriter. The Underwriter hereby represents and warrants that it is lawfully authorized to execute this Agreement, that, upon acceptance by the Financing Participants to whom this Agreement is addressed, this Agreement shall be valid and binding upon the Underwriter and that, to the best of the Underwriter's knowledge, any necessary filings under federal securities laws and under the laws of any state where the Bonds will be sold have been made.

         Section 7.      Closing.

         (a) Not later than 11:00 a.m. (Montgomery, Alabama time) on March 8, 1999 or at such other time as shall have been mutually agreed upon by the Board, the Company and the Underwriter, the Board will deliver, or cause to be delivered, the Bonds to the Underwriter in definitive form, duly executed and authenticated, together with the other documents required under this Agreement; and the Underwriter will accept such delivery and pay the purchase price of the Bonds to the Trustee, for the account of the Board, in immediately available funds by wire transfer to an account of the Trustee maintained at a bank in the continental United States, which account shall be identified by written notice to the Underwriter at least one business day prior to the Closing. If at the Closing the Board fails to deliver the Bonds to the Underwriter as provided herein, or if at the Closing any of the conditions specified herein shall not have been fulfilled to the satisfaction of the Underwriter, the Underwriter may elect to be relieved of any further obligations under this Agreement without thereby waiving any other rights the Underwriter may have by reason of such failure or nonfulfillment.

         (b) Delivery of the Bonds as aforesaid shall be made at the offices of Capell & Howard, P.C. in Montgomery, Alabama, or at the option of the Underwriter, at the office of a custodian or depositary for securities in New York, New York and designated by the Underwriter at least one business day prior to Closing. Delivery of the Bonds against payment as aforesaid is herein referred to as the "Closing." The Bonds delivered at Closing shall be in the form described in the Official Statement and the Indenture and shall be registered in such names and shall be in such denominations as shall be specified by the Underwriter by written instructions to the Trustee not less than two business days prior to the Closing or, with respect to any portion of the Bonds for which such instructions are not given, shall be registered in the name of the Underwriter and shall be in such denominations as the Board and the Trustee shall designate. The Bonds to be delivered at the Closing will be made available to the Underwriter for checking and packaging not less than 24 hours prior to the Closing.

         Section 8. Conditions to Underwriter's Obligations. The obligations of the Underwriter hereunder shall be subject (i) to the performance by each of the Financing Participants of its obligations to be performed hereunder at and prior to the Closing, (ii) to the accuracy of the representations and warranties of the Financing Participants contained herein as of the date hereof and as of the date of the Closing, and (iii) to the delivery by the Financing Participants of the following documents in form and substance satisfactory to the Underwriter and satisfaction of the conditions set forth below:

                  (1) Opinion of Bond Counsel. An opinion of bond counsel (Capell & Howard, P.C., Montgomery, Alabama) dated the date of the Closing, substantially in the form attached to the Official Statement.

                  (2) Opinion of Board Counsel. An opinion of Sol E. Brinsfield, Jr., Counsel to the Board, dated the date of Closing, in form satisfactory to the Underwriter.

                  (3) Supplemental Opinion of Bond Counsel. A supplemental opinion of bond counsel, dated the date of the Closing in form satisfactory to the Underwriter.

                  (4) Opinion of Counsel for the Company. An opinion of counsel for the Company (Capell & Howard, P.C.), in form and substance satisfactory to the Underwriter.

                  (5) Opinion of Counsel for the Bank. An opinion of counsel for the Bank (Capell & Howard, P.C.) to the effect that the Letter of Credit has been duly authorized by the Bank and is a valid and binding obligation of the Bank.

                  (6) Preference Opinion. An opinion of Capell & Howard, P.C., dated the date of Closing, to the effect that (i) money drawn under the Letter of Credit and/or remarketing proceeds used to pay the purchase price of Bonds tendered for purchase will not be recoverable as a preferential transfer under the United States Bankruptcy Code and (ii) draws under the Letter of Credit and the use of money so drawn and/or remarketing proceeds to pay debt service on the Bonds and the purchase price of tendered Bonds will not be precluded by the automatic stay provisions of the United States Bankruptcy Code.

                  (7) Financing Documents. An executed counterpart of each of the Financing Documents.

                  (8) Letter of Credit. A copy of the executed Letter of Credit with respect to the Bonds.

                  (9) Appointment of Remarketing Agent and Other Agents Under the Indenture. Documents evidencing the appointment of the person or persons serving as the Remarketing Agent under the terms of the Indenture and the acceptance by such person or persons of the duties and responsibilities associated with such appointment.

                  (10) Certificate of the Bank. A certificate by the Bank stating in effect that the information in the Official Statement with respect to the Bank is accurate.

                  (11) Specimen Bond. A copy of the Bond or Bonds delivered at Closing.

                  (12) Certificate of Board. A certificate signed by the Chairman of the Board, dated the date of Closing, in form and substance satisfactory to the Underwriter, to the effect that (i) no event has occurred since the date of the Official Statement that should be disclosed in the Official Statement for the purpose for which it is to be used or that is necessary to disclose therein in order to make the statements and information therein not misleading in any material respect as of the date of Closing; (ii) the representations and warranties of the Board contained herein are true and correct as of the date of Closing; and (iii) none of the proceedings or authority for the issuance of the Bonds and the execution and delivery of the Official Statement and the Financing Documents have been modified, amended or repealed.

                  (13) Proceedings of Board. A certified copy of all action taken by the Board approving the issuance of the Bonds and the Official Statement and Financing Documents and the consummation of the transactions contemplated thereby (including, without limitation, the resolution or resolutions adopted by the governing body of the Board for such purpose) and an incumbency certificate identifying officers of the Board executing documents in connection with the issuance of the Bonds.

                  (14) Certificate of the Company. A certificate executed on behalf of the Company, dated the date of Closing, in form and substance satisfactory to the Underwriter, to the effect that (i) no event affecting the Company has occurred since the date of the Official Statement that should be disclosed in the sections of the Official Statement entitled "THE LESSEE" and "THE PROJECT EQUIPMENT" as it relates to the Company for the purpose for which it is to be used or that is necessary to disclose therein in order to make the statements and information therein not misleading in any material respect as of the date of Closing; (ii) the representations and warranties of the Company contained in this Agreement are true and correct as of the date of Closing; and (iii) none of the proceedings or authority for the delivery of the Official Statement and the execution and delivery of the Financing Documents to which the Company is a party have been modified, amended or repealed.

                  (15) Organization of the Company and Approvals. A certified copy of the charter and bylaws of the Company and all action taken by the Company approving the Official Statement, the Financing Documents and the consummation of the transactions contemplated thereby and an incumbency certificate identifying officers of the Company executing documents in connection with the issuance of the Bonds.

                  (16) Evidence of Tax Exemption. Evidence reasonably satisfactory to the Underwriter that all actions necessary as of the Closing for the interest on the Bonds to be tax-exempt has been taken, including, without limitation, (i) a copy of the Volume Cap allocation,
         (ii) an executed Arbitrage Certificate, and (iii) a copy of Form 8038 and evidence of the filing thereof.

                  (17) Additional Evidence. Such additional legal opinions, certificates, proceedings, instruments and other documents as the Underwriter may reasonably request to evidence (i) compliance by the Board and the Company with legal requirements, (ii) the truth and accuracy, as of the time of Closing, of the representations and warranties of the Board and the Company contained herein, and (iii) the due performance or satisfaction by the Board and the Company, at or prior to such time, of all agreements then required to be performed and all conditions then required to be satisfied by each of them hereunder.

         Section 9.      Termination.

         (a) If the Board and the Company are unable to satisfy the conditions imposed by this Agreement, or if the obligations of the Underwriter to purchase and accept delivery of the Bonds shall be terminated for any reason permitted by subsection (b) of this Section, or if the representations and warranties of the Board and the Company contained herein are not accurate in all material respects on the date of this Agreement and at Closing, or if the information contained in the Official Statement is untrue or incorrect in any material respect on the date of this Agreement and at Closing, this Agreement may be terminated by the Underwriter by written notice to the Board and the Company. If this Agreement is so terminated, the Underwriter, the Board and the Company shall have no further obligation hereunder, except that their respective obligations to pay expenses, as provided herein, shall continue in full force and effect. The Underwriter may, in its discretion, waive any one or more of the conditions imposed by this Agreement for the protection of the Underwriter and proceed with the Closing.

         (b) The Underwriter shall have the right to terminate its obligation to purchase the Bonds by notifying the Board and the Company in writing of its election to do so between the date hereof and the Closing if, on or after the date hereof and prior to the Closing:

                  (1) any legislation, ordinance or regulation shall be enacted or be actively considered for enactment by any governmental body, department or agency of the State of Alabama or its political subdivisions, or a decision by any court of competent jurisdiction with the State of Alabama shall be rendered which, in the opinion of the Underwriter, could materially and adversely affect the market price of the Bonds; or

                  (2) a stop order, ruling, regulation or official statement by or on behalf of the Securities and Exchange Commission shall be issued or made to the effect that the issuance, offering or sale of the Bonds, or of obligations of the general character of the Bonds as contemplated hereby, is in violation of any provision of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, or requires registration or the qualification of the Bonds, the Official Statement or any of the Financing Documents under one or more of such Acts; or

                  (3) there shall have occurred any outbreak of hostilities or other national or international calamity or crisis or a financial crisis, the effect of such outbreak, calamity or crisis on the financial markets of the United States being such as, in the opinion of the Underwriter, would materially and adversely affect the market price of the Bonds; or

                  (4) trading shall be suspended, or new or additional trading or loan restrictions shall be imposed by the New York Stock Exchange or other national securities exchange or governmental authority with respect to obligations of the general character of the Bonds, or a general banking moratorium shall be declared by federal, Alabama or New York authorities; or

                  (5) any litigation shall be instituted, pending or threatened, other than as described in the Official Statement, to restrain or enjoin the issuance or sale of the Bonds or in any way protesting or affecting any authority for or the validity or enforceability of the Bonds, any of the Financing Documents, or the existence or powers of the Board, the Company or the Bank; or

                  (6) any action shall be taken by a rating agency to lower, suspend or withdraw its rating of the Bonds, if any, as now described in the Official Statement; or

                  (7) there shall have occurred any material adverse change in the financial condition of any of the Financing Participants or the Bank.

         The obligations of the Financing Participants hereunder are subject to the performance by the Underwriter of its obligations hereunder. If any Financing Participant shall be unable to satisfy the conditions to the obligations of the Underwriter contained in this Bond Purchase Agreement, or if the obligations of the Underwriter to purchase and accept delivery of the Bonds shall be terminated for any reason permitted by this Agreement, this Agreement shall terminate and neither the Underwriter nor any Financing Participant shall be under further obligation hereunder, except that the respective obligations to pay expenses, as provided in Section 11 hereof, shall continue in full force and effect. The Underwriter may, in its discretion, waive any one or more of the conditions imposed by this Agreement for the protection of the Underwriter and proceed with the Closing.

         Section 10. Survival of Representations. All representations, warranties and agreements of each of the Financing Participants shall remain operative and in full force and effect, regardless of any investigations made by or on behalf of the Underwriter and shall survive delivery of and payment for the Bonds or any termination of this Agreement by the Underwriter pursuant to the terms hereof.

         Section 11.     Expenses.

         (a) If the Bonds are sold to the Underwriter by the Board, the Board shall pay, but solely out of the amounts on deposit in the Construction Fund, or the Company shall otherwise pay, any expenses incident to the performance of the Board's obligations hereunder, including but not limited to (i) the cost of the preparation, reproduction, printing, distribution, mailing, execution, delivery, filing and recording, as the case may be, of this Agreement, the Official Statement and all other agreements and documents required in connection with the consummation of the transactions contemplated hereby; (ii) the cost of the preparation, engraving, printing, execution and delivery of the definitive Bonds; (iii) the fees and disbursements of Bond Counsel, Board Counsel, Counsel for the Bank, and any other experts retained by the Board; (iv) the fees and disbursements of the Trustee and Tender Agent; and (v) CUSIP and MSRB fees.

         (b) The Company shall pay any reasonable expenses incident to the performance of the Board's obligations hereunder whether or not the Bonds are sold by the Board to the Underwriter.

         Section 12. Notice. Any notice or other communication to be given to the Financing Participants or the Underwriter under this Agreement may be given by delivering the same in writing as follows:

         Board:          The Industrial Development Board
                         of the City of Montgomery
                         c/o Sol E. Brinsfield, Jr.
                         Regions Bank Tower, Suite 1409
                         60 Commerce Street
                         Montgomery, AL 36104

         Company:        Alcool, Inc.
                         2511 MidPark Road
                         Montgomery, AL 36109

         Underwriter:    Merchant Capital, L.L.C.
                         250 Commerce Street
                         Montgomery, Alabama 36104

         Section 13. Benefits of Agreement. This Agreement is made solely for the benefit of the Financing Participants and the Underwriter (including the successors or assigns of the Financing Participants and the Underwriter) and no other person shall acquire or have any right hereunder or by virtue hereof.

         Section 14. Indemnification. To the extent permitted by law, the Company agrees to indemnify and hold harmless the Board and the Underwriter, and any person who controls the Board or the Underwriter within the meaning of the Securities Act of 1933, as amended, against any and all losses, claims, damages, and liabilities arising out of any statement or information contained in the Official Statement (other than information contained under the captions, "ISSUER" and "THE BANK") that is untrue in any material respect, or the omission therefrom of any information that should be contained therein in order to make the statements therein, in the light of the circumstances under which they are made, not misleading in any material respect, to the extent of the aggregate amount paid in settlement of any litigation commenced or threatened arising from a claim based upon any such untrue statement or omission if such settlement is effected with the written consent of the Company. In case any claim shall be made or action brought against the Board or the Underwriter or any controlling person (as aforesaid) based upon the Official Statement, in respect of which indemnity may be sought against the Company, the Board or the Underwriter, as the case may be, shall promptly notify the Company in writing setting forth the particulars of such claim or action, and the Company shall assume the defense thereof including the retaining of counsel and the payment of all expenses. The Board or the Underwriter, as the case may be, or any such controlling person shall have the right to retain separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the party retaining such counsel unless the retaining of such counsel has been specifically authorized by the Company. Such approval shall not be unreasonably withheld. The Underwriter shall likewise indemnify and hold harmless the Board and the Company, and every person who controls the Board or the Company within the meaning of the Securities Act of 1933, as amended, or upon any other statute or common law, based upon any statement or omission made by the Board or the Company in reliance upon written information furnished to it by the Underwriter.

         Section 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

         Section 16. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.


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


                                        Very truly yours,

                                        MERCHANT CAPITAL, L.L.C.



                                        By: ____/s/___________________________

                                           Its _______________________________



ACCEPTED AND AGREED as of the
date first above written:

THE INDUSTRIAL DEVELOPMENT BOARD
OF THE CITY OF MONTGOMERY

By: ___/s/____________________________

Its Chairman

ALCOOL, INC.

By: __/s/____________________________

Its: President







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